AMENDMENT NO. 3
                           TO THE AMENDED AND RESTATED
                        THIRD PARTY FEEDER FUND AGREEMENT

     The Amended and Restated Third Party Feeder Fund Agreement, dated as of October 22, 1999, as amended from time to time, by and among E*TRADE Funds, E*TRADE Securities, Inc. and Master Investment Portfolio is hereby further amended as follows:

     1. Effective upon the liquidation date for the E*TRADE Extended Market Index Fund ("Extended Market Fund"), the Extended Market Fund is hereby removed from Schedule A and the Extended Index Master Portfolio is hereby removed from Schedule B.

     2. The E*TRADE Bond Index Fund ("Bond Fund") is hereby removed from Schedule A and the Bond Index Master Portfolio is hereby removed from Schedule B effective upon (a) the conversion of the Bond Fund to an actively managed fund, if such conversion is approved by shareholders of the Bond Fund; or (b) if the conversion of the Bond Fund to an actively managed fund is not approved by shareholders, upon the liquidation of the Bond Fund, which is expected to occur prior to December 31, 2001.

     3. Upon the effective date of the conversion or the liquidation of the Bond Fund, Schedule A is hereby amended and substituted with the attached Schedule A, and Schedule B is hereby amended and substituted with the attached Schedule B.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Amended and Restated Third Party Feeder Fund Agreement to be executed by their respective officers, thereunto duly authorized, as of ________, 2001.

                                  E*TRADE FUNDS
                                    on behalf of itself and each Fund
                                    set forth on Schedule A


                                  By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                      E*TRADE SECURITIES, INC.


                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                   MASTER INVESTMENT PORTFOLIO
                                    on behalf of itself and each Master
                                    Portfolio set forth on Schedule B


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A
                                  E*TRADE FUNDS




                                   PORTFOLIOS

                           E*TRADE S&P 500 Index Fund
                        E*TRADE International Index Fund
                        E*TRADE Premier Money Market Fund
                         E*TRADE Russell 2000 Index Fund

                                   SCHEDULE B
                           MASTER INVESTMENT PORTFOLIO




                                   PORTFOLIOS

                         S&P 500 Index Master Portfolio
                      International Index Master Portfolio
                          Money Market Master Portfolio
                       Russell 2000 Index Master Portfolio